EX-10.8
 Star Nonqualified Deferred Compensation Plan, effective as of January 1, 2000

                                      STAR
                     NONQUALIFIED DEFERRED COMPENSATION PLAN


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                                    SECTION 1

                           Purpose and Administration
1.1 Name of Plan. Star Systems, Inc. (the "Company") has established the Star Nonqualified Deferred Compensation Plan (the "Plan"), as set forth herein. 1.2 Effective Date. The effective date of this Plan is January 1, 2000. 1.3 Purpose. The Company has established the Plan primarily for the purpose of providing deferred compensation to a select group of management or highly compensated employees of the Employers. With respect to the benefits provided hereunder to compensate for the limitations imposed by Code Section 415, the Plan is intended to be an excess benefit plan as described in Section 3(36) of ERISA. With respect to the other benefits provided hereunder, the Plan is intended to be a top-hat plan as described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The Company intends that the Plan (and any grantor trust described in Subsection 6.1) shall be treated as unfunded for tax purposes and for purposes of Title I of ERISA. The Plan is not intended to qualify under Code section 401(a). The Company's obligations hereunder, if any, to a Participant (or to a Participant's beneficiary) shall be unsecured and shall be a mere promise by the Company to make payments hereunder in the future. A Participant (or the Participant's beneficiary) shall be treated as a general unsecured creditor of the Company.
1.4 Administration. The Plan shall be administered by the Plan Administrator. The Plan Administrator shall serve at the pleasure of the Company's Chief Executive Officer, and the Plan Administrator (or any member of the committee acting as Plan Administrator) may be removed by the Company's Chief Executive Officer at any time upon written notice. The Plan Administrator (or any member of the committee acting as Plan Administrator) may resign upon 10 days' prior written notice to the Company's Chief Executive Officer. The Plan Administrator shall have the powers, rights and duties set forth in the Plan and shall have the power, in the Plan Administrator's sole and absolute discretion, to determine all questions arising under the Plan, including the determination of the rights of all persons with respect to the Plan and to interpret the provisions of the Plan and remedy any ambiguities, inconsistencies, or omissions. Subject to applicable law and Subsection 6.10, any decisions of the Plan Administrator shall be final and binding on all persons with respect to the Plan and the benefits provided under the Plan. The Plan Administrator may delegate the Plan Administrator's authority under the Plan to one or more officers or directors of the Employers; provided, however, (a) such delegation must be in writing, and (b) the officers or directors of the Employer to whom the Plan Administrator is delegating authority must accept such delegation in writing.

If a Participant is serving as a member of the committee acting as Plan Administrator, the Participant may not decide or determine any matter or question concerning such Participant's benefits under the Plan that the Participant would not have the right to decide or determine if the Participant were not serving as a member of such committee.


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Any  action  by  the  Plan  Administrator  will  be  subject  to  the  following provisions:

         (a) The committee may act by meeting (including a meeting from different locations by telephone conference) or by document signed without meeting, and documents may be signed through the use of a single document or concurrent documents; provided, action shall be taken only upon the vote or other affirmative expression of a majority of the committee members qualified to vote with respect to such action.
         (b) A committee member by writing may delegate part or all of his or her rights, powers, duties and discretion to any other committee member, with such other committee member's consent.
         (c) No member of the committee shall be liable or responsible for an act or omission of other committee members in which the former has not concurred.
         (d) The committee shall choose a secretary who shall keep minutes of the committee's proceedings and all records and documents pertaining to the administration of the Plan. The secretary may execute any certificate or other written direction on behalf of the committee.

                                    SECTION 2

                                   Definitions
For purposes of the Plan, the following words and phrases shall have the meanings set forth below, unless their context clearly requires a different meaning:

2.1 Affiliate. "Affiliate" means any corporation, partnership, limited liability company, joint venture, association or similar organization or entity that is required to be aggregated with the Company pursuant to Code section 414(b) or
(c).
2.2      Change in Control.  "Change in Control" means:
(a) During any period of two consecutive years or less, individuals who at the beginning of such period constitute the entire Board of Directors of the Company shall cease for any reason to constitute a majority thereof unless the election of, or nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;
(b) The shareholders of the Company approve any merger or consolidation as a result of which the common stock of the Company shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or liquidation of the Company or any sale or disposition of 50% or more of the assets or earning power of the Company; or
(c) The shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors of the Company deems otherwise.
2.3 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time. Any reference to a section of the Code includes any comparable section or sections of any future legislation that amends, supplements or supersedes that section.

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2.4 Compensation.  "Compensation"  means total taxable base salary,  bonuses and commissions paid to a Participant by the Employer (determined without regard to any amounts in the Participant's Deferred Compensation Account).
2.5 Deferred Compensation Account. "Deferred Compensation Account" means the bookkeeping account maintained under the Plan in the Participant's name to reflect amounts deferred under the Plan pursuant to Section 3 (as adjusted under
Section 4) and any Company  Contributions  made on behalf of the Participant (as
adjusted  under  Section  4).  The  Deferred   Compensation   Account  shall  be
hypothetical in nature and shall be maintained for bookkeeping purposes only. Neither the Plan nor any of the Deferred Compensation Accounts shall hold any actual funds or assets. 2.6 Deferral Election. "Deferral Election" means a written notice filed by the Participant with the Employer specifying the Compensation to be deferred by the Participant or specifying the Performance Unit Plan payment to be deemed transferred to and deferred by the Participant under the Plan.
2.7 Distribution Date. "Distribution Date" means the date a Participant terminates employment with the Employers and all of their Affiliates for any reason.
2.8 Employee. "Employee" means an employee of an Employer who meets the eligibility criteria set forth in Subsection 3.1 of the Plan and who is a member of a select group of management or highly compensated employees of the Employers.
2.9 Employer. "Employer" means, individually, the Company, Star Networks, Inc. and each other Affiliate of the Company that has been designated by the Company. The Company, Star Networks, Inc. and such other designated Affiliates of the Company are sometimes collectively referred to herein as the "Employers". 2.10 ERISA. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Any reference to a section of ERISA includes any
comparable   section  or  sections  of  any  future   legislation  that  amends,
supplements or supersedes that section.
2.11 Normal Retirement Date. "Normal Retirement Date" means the date the Participant attains 59-1/2 years of age.
2.12 Participant. "Participant" means an Employee who meets the eligibility criteria set forth in Subsection
3.1 and who has made a Deferral Election in accordance with the terms of the Plan or whose Deferred Compensation Account has been credited with a Company Contribution.
2.13   Performance   Unit  Plan.   "Performance   Unit  Plan"  means  the  Honor
Technologies, Inc. Performance Unit Plan, as amended and in effect.
2.14 Plan Administrator. The "Plan Administrator" means the Benefits Committee.
2.15     Plan Year.  "Plan Year" means the calendar year.
2.16 Unforeseeable Financial Emergency. "Unforeseeable Financial Emergency" means a severe financial hardship of the Participant resulting from:
          (a) A sudden and unexpected illness or accident of the Participant or of a dependent (as defined in Code section 152(a)) of the Participant.
          (b)  Loss of the Participant's property due to casualty; or
          (c) Such other similar extraordinary and unforeseeable circumstances resulting from events beyond the control of the Participant.
Whether a Participant has an Unforeseeable Financial Emergency shall be determined in the sole discretion of the Plan Administrator.

2.17 Valuation Date. "Valuation Date" means each calendar day, unless the underlying hypothetical investment requires a less frequent valuation.
2.18 Other Definitions. In addition to the terms defined in this Section 2, other terms are defined when first used in Sections of this Plan.


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                                    SECTION 3

    Eligibility, Participation, Deferral Elections, and Company Contributions

3.1 Eligibility and Participation. Subject to the conditions and limitations of the Plan, the Plan Administrator, in its sole discretion, may select from time to time those Employees who are eligible to participate in the Plan. An Employee shall not be eligible to participate in the Plan until the date he or she is notified by the Plan Administrator that he or she is eligible to participate.

An Employee eligible to participate in the Plan shall become a Participant upon the execution and filing with the Plan Administrator of a written Deferral Election or, if earlier, on the Valuation Date that a Company Contribution is credited to his or her Deferred Compensation Account.

A Participant shall be considered an active Participant during any period when he or she is permitted to make Deferral Elections to the Plan. A Participant's active participation in the Plan shall cease as of the date his or her employment with the Employers terminates. In addition, the Plan Administrator may remove a Participant from active participation in the Plan if, as of any day during a Plan Year, he or she ceases to satisfy the criteria which qualified him or her as an eligible Employee. Upon cessation of, or removal from, active participation in the Plan, a Participant's Deferral Elections to the Plan shall cease, and such Participant shall cease to be eligible to have Company Contributions credited to his or her Account.

Even if his or her active participation in the Plan ends, an Employee shall remain an inactive Participation in the Plan until the earlier of (i) the date the full amount of his or her vested Deferred Compensation Account is distributed from the Plan, or (ii) the date he or she again recommences active participation in the Plan as an eligible Employee by making Deferral Elections to the Plan pursuant to Subsection 3.2 or by having Company Contributions credited to his or her Account pursuant to Subsection 3.4. During the period of time that an Employee is an inactive Participant in the Plan, his or her Deferred Compensation Account shall continue to be adjusted under Section 4, and he or she shall continue to be eligible to direct the manner in which his or her Account shall be deemed invested pursuant to Subsection 4.4.

If an eligible Employee terminates employment with the Employers (either before or after he or she becomes a Participant) and then is reemployed by an Employer, he or she shall become eligible to participate or to recommence participation in the Plan as of the date, on or after his or her reemployment date, that he or she is notified by the Plan Administrator that he or she has been reselected by the Plan Administrator as an eligible Employee and that he or she may make Deferral Elections to the Plan pursuant to Subsection 3.2 or that his or her Account has been credited with Company Contributions pursuant to Subsection 3.4.

It is the intent of the Company that the portion of the Plan that is designed solely to provide benefits in excess of the limitations on benefits imposed by Code Section 415 be exempt from Title I of ERISA as an unfunded excess benefit plan. It is the further intent of the Company that the remaining portion of the Plan be exempt from Parts 2, 3, and 4 of Subtitle B of Title I of ERISA, as an unfunded plan that is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees (the "ERISA Exemption"). Notwithstanding anything to the contrary in this Section 3 or in any other provision of the Plan, the Plan Administrator may in its sole discretion exclude any one or more eligible Employees from eligibility to participate or from participation in the Plan, may exclude any Participant from continued participation in the Plan, and may take any further action it considers necessary or appropriate if the Plan

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Administrator reasonably determines in good faith that such exclusion or further action is necessary in order for the Plan to qualify for, or to continue to qualify for, the ERISA Exemption.

3.2 Rules for Deferral Elections. Any Employee who is selected by the Plan Administrator as eligible to participate in the Plan pursuant to Subsection 3.1 may make a Deferral Election in accordance with the rules set forth below:
(a) All Deferral Elections must be made in writing on the form prescribed by the Plan Administrator and will be effective only when filed with the Plan Administrator no later than the date specified by the Plan Administrator. In no event may a Deferral Election be made later than the last day of the Plan Year preceding the Plan Year in which the Compensation being deferred is earned and is made available to the Participant. However, in the case of a Participant's initial year of employment with an Employer, the Participant may make a Deferral Election with respect to Compensation for services to be performed sub-sequent to such Deferral Election, provided such election is made no later than 30 days after the date the Participant is first notified by the Plan Administrator that he or she is eligible for the Plan.
(b) A Participant must make a new Deferral Election in accordance with the procedures described in paragraph (a) above in order to defer Compensation with respect to each Plan Year following the Participant's initial Plan Year of participation in the Plan. Failure to complete a Deferral Election with respect to a subsequent Plan Year shall constitute a waiver of the Participant's right to defer Compensation for such Plan Year.
(c) A Deferral Election to defer Compensation that is in effect for a Plan Year may not be modified during the Plan Year, except that the Plan Administrator shall terminate the Participant's Deferral Election during a Plan Year in the event of a distribution pursuant to Subsection 5.4 or 5.5.
3.3 Amounts Deferred. Commencing on the Effective Date, a Participant may elect to defer Compensation as follows: (a) up to 50% of the Participant's Compensation (other than bonus) for a Plan Year and (b) up to 100% of the
Participant's bonus attributable to services performed in the Plan Year. Notwithstanding anything to the contrary in this Section 3, for the Plan Year commencing on the Effective Date, the Participant may also elect to defer up to 100% of the Participant's bonus payable in such Plan Year. The amount of Compensation deferred by a Participant shall be credited to the Participant's Deferred Compensation Account as of the Valuation Date coincident with or immediately following the date such Compensation would, but for the Participant's Deferral Election, be payable to the Participant.
A Participant may also elect to defer receipt of his or her payment for a "performance cycle" (as such term is defined in the Performance Unit Plan) under the Performance Unit Plan, which performance cycle ends after the Effective Date, by filing a written election with the Employer, in accordance with the terms of the Performance Unit Plan, to have such deferral deemed transferred to and deferred under the Plan. The amount of his or her Performance Unit Plan payment deferred by a Participant under the Plan shall be credited to the Participant's Deferred Compensation Account as of the Valuation Date coincident with or immediately following the date such amount would, but for the Participant's deferral election, be payable to the Participant. The amount deferred hereunder shall be subject to the terms and conditions of the Plan.

Deferral Elections may only be made while the Participant is actively employed by the Employer. For purposes of the Plan, a Participant will be considered actively employed during a period of paid leave of absence or salary continuation. A Participant will not be considered actively employed during a period of unpaid leave of absence. Notwithstanding the foregoing, the amount of Compensation elected to be deferred by a Participant shall be reduced by the

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Plan Administrator,  in its sole discretion,  to the extent necessary to provide the Participant with sufficient Compensation to satisfy his or her employment tax deductions, wage withholding and any other payroll deductions.

3.4 Company Contributions. The Company may, in its sole discretion, credit to the Deferred Compensation Account of any Participant employed by an Employer an amount determined by the Company in its sole discretion (a "Company Contribution") for a Plan Year. Any Company Contribution for a Plan Year will be credited to a Participant's Deferred Compensation Account as of the Valuation Date specified by the Company.

If a Participant's account under any qualified defined contribution plan maintained by an Employer is subject to the limitations described in Code section 415(c) for the "limitation year" (as described in Code section 415) ending in or coinciding with the Plan Year (or, with respect to the initial Plan Year, for the limitation year immediately preceding such Plan Year), the Company intends, except as otherwise provided in Subsections 5.4 and 5.5, to credit the Deferred Compensation Account of such Participant with a Company Contribution for such Plan Year in an amount equal to the aggregate amount of the "annual additions" (as defined in Code section 415(c)(2), but excluding annual additions attributable to employee contributions and elective deferrals (within the meaning of Code section 402(g)(3)) that could not be credited to the Participant's account under the qualified defined contribution plan for the limitation year ending in or coinciding with such Plan Year (or, with respect to the initial Plan Year, for the limitation year immediately preceding such Plan
Year) due solely to the operation of the limitations set forth in Code section 415(c).

In the Company's discretion, an additional discretionary Company Contribution for a Plan Year may also be determined for each Participant in any amount equal to the product of (i) the amount equal to the percentage (chosen by the Company but not to exceed 6 percent) of the Compensation (other than bonus) the Participant elects to defer for the Plan Year under the Plan, multiplied by (ii) the matching contribution rate chosen by the Company for the Plan Year.

                                    SECTION 4

                         Deferred Compensation Accounts

4.1 Deferred Compensation Accounts. All amounts deferred by a Participant pursuant to one or more Deferral Elections under the Plan and any Company Contributions credited to such Participant shall be credited to such
Participant's Deferred Compensation Account and shall be adjusted under Subsection 4.2. 4.2 Deferral Account Adjustments and Investment Options. As of each Valuation Date, the Plan Administrator shall adjust amounts credited to a Participant's Deferred Compensation Account to reflect earnings (or losses) in the Investment Options (as defined in Subsection 4.4) in which the Participant's Deferred Compensation Account is deemed to be invested. Earnings (or losses) shall be credited to a Participant's Deferred Compensation Account based on the realized rate of return on the Investment Options in which the Participant's Deferred Compensation Account is deemed to be invested.

4.3 Vesting. A Participant shall be fully vested in the amounts credited to the Participant's Deferred Compensation Account attributable to the Participant's Deferral Elections. A Participant shall be vested in the amounts credited to the Participant's Deferred Compensation Account attributable to Company Contributions, if any, in accordance with the following:

                     If the Participant's                   His or her vested
                     number of full Years                   percentage
                     of Service equals:                     shall be:
                     Less than 1                                         0%
                     1 but less than 2                                  50%
                     2 or more                                         100%

Notwithstanding  the  foregoing  vesting  schedule,  the  balance  credited to a
Participant's    Deferred   Compensation   Account   attributable   to   Company
Contributions will be fully vested upon a Change in Control.

For the purposes of determining a Participant's vested benefit with respect to Company Contributions, a "Year of Service" means a twelve-month period of employment with the Employer or any of its Affiliates, commencing on the Participant's employment date and each anniversary thereof, in which the Participant works 500 or more hours of service. Notwithstanding the foregoing, a Participant shall be fully vested in the entire balance credited to the
Participant's Deferred Compensation Account upon the Participant's Normal Retirement Date, death or becoming disabled (as defined in Subsection 5.1 below), provided the date on which the Participant dies or becomes disabled occurs while the Participant is actively employed by the Employers or their Affiliates. The portion of a Participant's Deferred Compensation Account in which the Participant is not fully vested shall be forfeited to the Company by the Participant.

Notwithstanding anything to the contrary in this Subsection 4.3, the balance in a Participant's Deferred Compensation Account attributable to Company Contributions will be forfeited (and neither the Participant nor the Participant's beneficiaries will have any rights thereto) if the Participant's employment with the Employer or any of its Affiliates is terminated for Good Cause. "Good Cause" means willful gross negligence, fraud, dishonesty, willful violation of any law or willful violation of any significant policy of the Employer or any of its Affiliates that would have a material adverse effect on the business, finances or prospects of the Employer or such Affiliates that would have a material adverse effect on the business, finances or prospects of the Employer or such Affiliates and that is committed in connection with the Participant's employment by the Employer or such Affiliate. Whether a Participant has been terminated for Good Cause shall be determined in good faith by the Plan Administrator in its sole discretion.

4.4 Investment Options. From time to time, the Plan Administrator shall select two or more investment funds (the "Investment Options") for purposes of determining the rate of return on amounts deemed invested in accordance with the terms of the Plan. The Plan Administrator will notify Participants in writing prior to the beginning of each Plan Year and at such other times as the Plan Administrator deems necessary or desirable of the Investment Options available under the Plan for such Plan Year. With respect to the Plan Year beginning on the Effective Date, amounts deemed invested under the terms of the Plan shall be deemed to earn the money market rate of return selected by the Plan Administrator, in its sole discretion, until such time as the Plan Administrator elects to implement the Investment Option selections made by Participants. The Plan Administrator may change, add or remove Investment Options on a prospective basis at any time and in any manner it deems appropriate. Participant selections of Investment Options must be made to the Plan Administrator or designated agent thereof in a form and manner, and at such time, as prescribed by the Plan Administrator. Except as otherwise provided herein in connection with the first Plan Year, such selections will be effective within a reasonable period of time after communication to the Plan Administrator or designated agent thereof as determined by the means used to communicate such selections and generally accepted business practices.
The Plan Administrator shall designate the Investment Options available for selection under this Subsection 4.4 and shall establish procedures regarding elections of Investment Options. Investment Options are selected solely for purposes of determining hypothetical gains and/or losses to be credited to a Participant's Deferred Compensation Account. Neither the Plan nor any of the Deferred Compensation Accounts shall hold any actual funds or assets.

4.5 Errors in Accounts. If an error or omission is discovered in the Deferred Compensation Account of a Participant, in the amount of a Participant's Deferral Election, or in the amount of Company Contributions credited to the Participant's Deferred Compensation Account, the Plan Administrator, in its sole discretion, shall cause appropriate, equitable adjustments to be made as soon as administratively practicable following the discovery of such error or omission.

                                    SECTION 5

                               Payment of Benefits

5.1 Time and Method of Payment. If the Participant's termination of employment with the Employers and all of their Affiliates is for a reason other than his or her death, payment of the vested portion of a Participant's Deferred Compensation Account shall be made as soon as reasonably practicable following the last business day of the month in which the Participant's Distribution Date occurs in the form of a lump sum payment. The amount payable, as adjusted under
Section 4, shall be determined as of the business day on which such distribution is processed. A Participant may elect, at the time he or she makes his or her initial Deferral Election, or at any later time that is at least one year before his or her Distribution Date, to have payment of the vested portion of his or her Deferred Compensation Account made in the form of annual installments over a ten year period in lieu of a lump sum payment; provided, if the Participant's vested Account balance is less than $50,000 on his or her Distribution Date, his or her entire vested Account balance shall be paid in the form of a lump sum payment. In the event a Participant elects to have his or her benefit paid in the form of ten annual installments, such Participant may elect, at any time that is at least one year before his or her Distribution Date, to have his or her benefit paid in the form of a lump sum payment. The installment method of distribution shall be subject to the following:

(a) The installment payments shall be made in ten annual installments (as adjusted under Section 4), commencing as soon as reasonably practicable following the last business day of the month in which the Participant's Distribution Date occurs and continuing on each successive anniversary of the initial installment payment date.

(b) (b) If a Participant dies after payment of his or her vested Deferred Compensation Account balance from the Plan has begun, but before his entire vested Account balance has been distributed, the remaining amount of his or her vested Account balance shall be distributed to the Participant's beneficiary (designated in accordance with Subsection 5.3) in the form of a lump sum payment on the Participant's next scheduled payment date as determined in accordance with paragraph (a) above.

(c)       If the Plan Administrator,  in its sole discretion,  determines that a

          Participant is disabled at the time his or her employment terminates, his or her entire vested Deferred Compensation Account shall be paid in the form of a lump sum payment. For purposes of the Plan, a Participant shall be considered disabled if the Participant is unable to engage in any substantially gainful activity by reason of any medically determined physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months. Whether a Participant is disabled for purposes of the Plan shall be determined by the Plan Administrator, and in making such determination, the Plan Administration may rely on the opinion of a physician(s) selected by the Plan Administrator for such purposes.

(d) 5.2 Payment Upon Death of a Participant. If the Participant's termination of employment with the Employers and all of their Affiliates is due to his or her death, the Participant's Deferred Compensation Account shall be paid to the Participant's beneficiary (designated in accordance with Subsection 5.3) in a lump sum payment as soon as reasonably practicable following the last business day of the month in which the Participant's Distribution Date occurs. The amount payable, as adjusted under Section 4, shall be determined as of the business day on which such distribution is processed.

(e) 5.3 Beneficiary. The Participant may name a beneficiary or beneficiaries to receive the vested balance of the Participant's Deferred Compensation Account in the event of the Participant's death prior to the payment of the Participant's entire Deferred Compensation Account. To be effective, any beneficiary designation must be filed in writing with the Plan Administrator in accordance with rules and procedures adopted by the Plan Administrator for that purpose. A Participant may revoke an existing beneficiary designation by filing another written beneficiary designation with the Plan Administrator. The latest beneficiary designation received by the Plan Administrator shall be controlling. If no beneficiary is named by a Participant, or if the Participant survives all of the Participant's named beneficiaries and does not designate another beneficiary, the vested portion of the Participant's Deferred Compensation Account shall be paid in the following order of precedence:

(a)      The Participant's surviving spouse;

(b)      The Participant's children (including adopted children) per stirpes; or
(c)      The Participant's estate.
5.4 Unforeseeable Financial Emergency. If the Plan Administrator determines that a Participant has incurred an Unforeseeable Financial Emergency, the Participant may receive an in-service payment of the vested portion of the Participant's Deferred Compensation Account to the extent needed to satisfy the Unforeseeable Financial Emergency, but only if the Unforeseeable Financial Emergency may not be relieved (a) through reimbursement or compensation by insurance or otherwise or (b) by liquidation of the Participant's assets to the extent the liquidation of such assets would not itself cause severe financial hardship or (c) by cessation of Deferral Elections under the Plan. A payment on account of an Unforeseeable Financial Emergency shall not be in excess of the lesser of (i) the amount needed to relieve such Unforeseeable Financial Emergency and (ii) the vested portion of the Participant's Deferred Compensation Account (as adjusted under Section 4) determined as of the business day on which such distribution is processed. A payment on account of Unforeseeable Financial Emergency shall be made as soon as reasonably practicable following the date on which the Plan Administrator approves such payment. A Participant who receives an in-service payment due to an Unforeseeable Financial Emergency shall not be eligible to make Deferral Elections under the Plan or be credited with any Company Contributions for the remainder of the Plan Year in which such payment is made and for the next following Plan Year, and such Participant's current Deferral Election, if any, shall be automatically revoked. When such Participant is again eligible to make Deferral Elections, such Participant may resume active participation in the Plan by making a new Deferral Election and satisfying any other procedures for participation under Section 3.
5.5 Distributions with Forfeiture. A Participant may elect, in writing, at any time prior to the complete distribution of his or her vested Deferred Compensation Account, to receive a distribution of 90 percent of the vested portion of his or her Deferred Compensation Account, as adjusted under Section 4, determined as of the business day on which such distribution is processed. Such distribution shall be made as soon as reasonably practicable after the date of the Participant's distribution election under this Subsection 5.5. Effective as of the business day on which such distribution is processed, an amount equal to ten percent of such Participant's total Deferred Compensation Account balance determined as of the business day on which such distribution is processed, both vested and nonvested portions, shall be permanently and irrevocably forfeited, and such Participant shall not be eligible to make Deferral Elections under the Plan or be credited with any Company Contributions for the remainder of the Plan Year in which such distribution is made and for the next following Plan Year, and such Participant's current Deferral Election, if any, shall be automatically revoked. When such Participant is again eligible to make Deferral Elections, such Participant may resume active participation in the Plan by making a new Deferral Election and satisfying any other procedures for participation under
Section 3. 5.6 Withholding of Taxes. In connection with the Plan, the Employers shall withhold any applicable federal, state or local income tax or employment taxes, including Social Security taxes, at such time and in such amounts as is necessary to comply with applicable laws and regulations.
                                    SECTION 6

                                  Miscellaneous
6.1 No Funding. The Company may establish and maintain one or more grantor trusts to hold assets to satisfy the obligations incurred by the Company under the Plan. The assets of such grantor trusts shall remain the assets of the Company subject to the claims of its general creditors. Any payments by a grantor trust of benefits provided to a Participant under the Plan shall be considered payment by the Company and shall discharge the Company from any further liability under the Plan for such payments.
6.2 No Employment Rights. Establishment of the Plan shall not be construed to give any Employee the right to be retained by the Employers or to any benefits not specifically provided by the Plan. Any liability of the Company to any Participant, former Participant, or Participant's beneficiary with respect to a right to payment under the Plan shall be based solely upon contractual obligations created by the Plan.
6.3 Interests Not Transferable. Except for withholding of any tax under the laws of the United States or any state or locality and the provisions of Subsections
6.4 and 6.8, no benefit payable at any time under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, or any other encumbrance of any kind or to any attachment, garnishment, or other legal process of any kind. Any attempt by a person (including a Participant or a Participant's beneficiary) to anticipate, alienate, sell, transfer, assign, pledge, or otherwise encumber any benefits under the Plan, whether currently or thereafter payable, shall be void. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber such person's benefits under the Plan, or if by any reason of such person's bankruptcy or other event happening at any time, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Plan Administrator, in the Plan Administrator's sole discretion, may terminate the interest in any such benefits of the person otherwise entitled thereto under the Plan and may hold or apply such benefits in such manner as the Plan Administrator may deem proper.
6.4 Forfeitures and Unclaimed Amounts. Unclaimed amounts shall consist of the amounts in the Deferred Compensation Account of a Participant that cannot be distributed because of the Plan Administrator's inability, after a reasonable search, to locate a Participant or the Participant's beneficiary, as applicable, within a period of two years after the Distribution Date upon which the payment of benefits became due. Unclaimed amounts shall be forfeited at the end of such two-year period. These forfeitures will reduce the obligations of the Company, if any, under the Plan. After an unclaimed amount has been forfeited, the Participant or beneficiary, as applicable, shall have no further right to amounts in the Participant's Deferred Compensation Account. 6.5 Controlling Law. The law of the state of Florida, without giving effect to any principles of conflicts of law, shall be controlling in all matters relating to the Plan to the extent not preempted by federal law. 6.6 Gender and Number. Words denoting the masculine gender shall include the feminine gender, and words denoting the feminine gender shall include the masculine gender. Words in the plural shall include the singular, and the singular shall include the plural.
6.7 Action by the Company. Except as otherwise specifically provided herein, any action required of or permitted to be taken by the Company under the Plan shall be by resolution of its Board of Directors or by resolution of a duly authorized committee of its Board of Directors or by action of a person or persons authorized by resolution of such Board of Directors or such committee.
6.8 Offset for Obligations to the Company. If, at such time as a Participant or a Participant's beneficiary becomes entitled to benefit payments hereunder, the Participant has any debt, obligation or other liability representing an amount owing to an Employer or any Affiliate of an Employer, the Company may offset the amount owing such Employer or Affiliate against the amount of benefits otherwise distributable hereunder. 6.9 No Fiduciary Relationship. Nothing contained in this Plan, and no action taken pursuant to its provisions by the Company, the Plan Administrator or the Participants shall create, or be construed to create, a fiduciary relationship between the Company and the Participant, a designated beneficiary, other beneficiaries of the Participant, or any other person.
6.10 Claims Procedures. Any person (hereinafter referred to as a "Claimant") who believes that he or she is being denied a benefit to which he or she may be entitled under the Plan may file a written request for such benefit with the Plan Administrator. Such written request must set forth the Claimant's claim and must be addressed to the Plan Administrator, at the Company's principal place of business. Upon receipt of a claim, the Plan Administrator shall advise the Claimant that a reply will be forthcoming within ninety days and shall deliver a reply within ninety days. The Plan Administrator may, however, extend the reply period for an additional ninety days for reasonable cause. If the claim is denied in whole or in part, the Plan Administrator shall issue a written determination setting forth:
         (a)      The specific reason or reasons for such denial;
         (b)      The specific reference to pertinent provisions of the Plan upon which such denial is based;
         (c)      A description of any additional material or information
                  necessary for the Claimant to perfect the
                  Claimant's  claim and an explanation why such material or such information is necessary; and (d) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review, and the time limits for requesting such a review.
Within sixty days after the receipt by the Claimant of the written determination described above, the Claimant may request in writing that the Plan Administrator review the Plan Administrator's determination. The request must be addressed to the Plan Administrator, at the Company's principal place of business. The Claimant or the Claimant's duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Plan Administrator. If the Claimant does not request a review of the Plan Administrator's determination within such sixty day period, the Claimant shall be barred and estopped from challenging the Plan Administrator's determination. Within sixty days after the Plan Administrator's receipt of a request for review, the Plan Administrator will review the determination. After considering all materials presented by the Claimant, the Plan Administrator will render a written determination setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty day time period be extended, the Plan Administrator will so notify the Claimant and will render the decision as soon as practicable but no later than one hundred twenty days after receipt of the request for review.
6.11 Satisfaction of Claims. Any payment to a Participant or beneficiary shall to the extent thereof be in full satisfaction of all claims hereunder against the Plan Administrator and the Company, either of whom may require such Participant or beneficiary, as a condition to such payment, to execute a receipt and release therefor in such form as shall be determined by the Plan Administrator or the Company. If receipt and release is required but the Participant or beneficiary (as applicable ) does not provide such receipt and release in a timely enough manner to permit a timely distribution in accordance with the general timing of distribution provisions in the Plan, the payment of any affected distribution may be delayed until the Plan Administrator or the Company receives a proper receipt and release.
6.12 Notice. Any notice required or permitted to be given under the provisions of the Plan shall be in writing and shall be signed by the party giving or making the same. If such notice is mailed, it shall be sent by United States certified mail, postage prepaid, addressed to the Participant's last known address as shown on the records of the Employers or, in the case of the Plan Administrator, addressed to the Plan Administrator in care of the Company at the Company's principal place of business. The date of such mailing shall be deemed the date of notice. Notice of a change in the address to which notice is to be sent shall be given in the manner set forth above. 6.13 Indemnification. No person (including any present or former Plan Administrator or committee member thereof, and any present or former director, officer or employee of an Employer) shall be personally liable for any act done or omitted to be done in good faith in the administration of the Plan. Each present or former director, officer or employee of an Employer to whom the Plan Administrator or the Company has delegated any portion of its responsibilities under the Plan and each present or former Plan Administrator or committee member thereof shall be indemnified and saved harmless by the Company (to the extent not indemnified or saved harmless under any liability insurance or other indemnification arrangement with respect to the Plan) from and against any and all claims of liability to which they are subjected by reason of any act done or omitted to be done in good faith in
connection  with  the  administration  of  the  Plan,   including  all  expenses
reasonably incurred in their defense if the Company fails to provide such defense. No member of the committee acting as Plan Administrator shall be liable for any act or omission of any other member of the committee, nor for any act or omission upon his or her own part, excepting his or her own willful misconduct.
6.14 Payment with Respect to Incapacitated Persons. If any person entitled to benefits under the Plan is under a legal disability or, in the Plan Administrator's opinion, is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may direct the payment of such benefits to such person's legal representative or to a relative or friend of such person for such person's benefit, or the Plan Administrator may direct the application of such benefit for the benefit of such person in any manner which the Plan Administrator may select that is consistent with the Plan. Any payments made in accordance with the foregoing provisions of this Subsection shall be a full and complete discharge of any liability for such payments. 6.15 Litigation. In any action or proceeding regarding any Plan benefits or the administration of the Plan, employees or former employees of the Employers, their beneficiaries and any other persons claiming to have an interest in the Plan shall not be necessary parties and shall not be entitled to any notice of process. Any final judgment which is not appealed or appealable and which may be entered in any such action or proceeding shall be binding and conclusive on the parties hereto and on all persons having or claiming to have any interest in the Plan. Acceptance of participation in the Plan shall constitute a release of the Company, the Plan Administrator and their agents from any and all liability and obligation not involving willful misconduct or gross neglect. 6.16 Headings. The headings of the various Sections and Subsections in the Plan are solely for convenience and shall not be relied upon in construing any provisions hereof. Any reference to a Section or Subsection shall refer to a Section or Subsection of the Plan unless specified otherwise.
6.17 Evidence. Evidence required of anyone under the Plan shall be signed, made or presented by the proper party or parties and may be by certificate, affidavit, document or other information which the person acting thereon considers pertinent and reliable.
6.18 Waiver of Notice. Any notice required under the Plan may be waived by the person entitled to notice. 6.19 Severability. Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and the Plan shall be reformed, construed and enforced in such jurisdiction so as to best give effect to the intent of the Company under the Plan. 6.20 Successors. The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Plan Administrator and its successor and on the Company and its successor, whether by way or merger, consolidation, purchase or otherwise.
6.21 Effect on Other Employee Benefit Plans. Any benefit paid or payable under this Plan shall not be included in a Participant's or Employee's compensation for purposes of computing benefits under any employee benefit plan maintained or contributed to by an Employer or any Affiliate of an Employer except as may otherwise be required under the terms of such employee benefit plan.
                                    SECTION 7

                            Amendment and Termination
The Company intends the Plan to be permanent but reserves the right at any time to modify, amend or terminate the Plan. Notwithstanding the preceding sentence, the Plan Administrator may amend the Plan in the following respects without the approval of the Board of Directors of the Company: (i) amendments required by law; (ii) amendments that relate to the administration of the Plan and that do not materially change the cost of the Plan; and (iii) amendments that are designed to resolve possible ambiguities, inconsistencies, or omissions in the Plan and that do not materially increase the cost of the Plan. Except as provided below, no amendment or termination of the Plan shall reduce or eliminate any vested balance (as subsequently adjusted under Section 4) credited to a Participant's Deferred Compensation Account through the date of such amendment or termination. Upon termination of the Plan, the Company may provide that notwithstanding the Participant's Distribution Date, all Deferred Compensation Account balances will be distributed in the form of a lump sum payment on a date selected by the Company.